As filed with the Securities and Exchange Commission on April 5, 2011

Registration No. 333-81149

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QWEST COMMUNICATIONS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1339282
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

1998 U S WEST STOCK PLAN

US WEST 1998 BROAD BASED STOCK OPTION PLAN

(Full title of the plan)

Stacey W. Goff

Executive Vice President, General Counsel and Assistant Secretary

c/o CenturyLink, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

(318) 388-9500

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

Qwest Communications International Inc. (“Qwest”) filed a Registration Statement on Form S-8 (as Post-Effective Amendment No. 3 to a Registration Statement on Form S-4) on July 7, 2000, Registration No. 333-81149 (the “Registration Statement”), to register 54,167,544 shares of Qwest’s common stock, $0.01 par value per share (the “Common Stock”), issuable under the 1998 US WEST Stock Plan and US WEST 1998 Broad Based Stock Option Plan (the “Plans”).  The Plans are no longer in existence, and all unexercised options granted under the Plans have expired.  In accordance with the undertaking in the Registration Statement, Qwest is filing this Post-Effective Amendment No. 1 to terminate the effectiveness of the Registration Statement and remove from registration all shares of Common Stock that remain unissued and unsold under the Registration Statement (42,585,690 shares).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on April 5, 2011.

QWEST COMMUNICATIONS INTERNATIONAL INC.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and
Assistant Secretary